NewtekOne®
Your Business Solutions Company

NewtekOne, Inc. Declares a Quarterly Dividend of $0.19 per Share

Boca Raton, FL September 16, 2024 - NewtekOne, Inc. (NASDAQ: NEWT) announced today that its Board of Directors declared a quarterly cash dividend of $0.19 per share on the outstanding common stock of NewtekOne. The dividend is payable on October 21, 2024 to shareholders of record as of October 10, 2024.

Note Regarding Dividend Payments
Amount and timing of dividends, if any, remain subject to the discretion of the Company's Board of Directors.

About NewtekOne, Inc.

NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, "NewtekOne"), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses and reduce their risk.

NewtekOne's and its subsidiaries' business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, One Solution for All Your Business Needs® and Newtek Advantage are registered trademarks of NewtekOne, Inc.

Note Regarding Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in

circumstances. These statements are not guarantees of future results or occurrences and are subject to change, possibly materially. See "Note Regarding Forward-Looking Statements" and the sections entitled "Risk Factors" in the NewtekOne's filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission's website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

SOURCE: NewtekOne, Inc.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com